                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                                CMP MEDIA INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[CMP LOGO]
                                 CMP MEDIA INC.
                              600 COMMUNITY DRIVE
                           MANHASSET, NEW YORK 11030

Dear Fellow Stockholders:

     On behalf of the Board of Directors and management of CMP Media Inc., I cordially invite you to attend the Annual Meeting of Stockholders which will be held on Thursday, May 28, 1998, at 10:00 a.m. at the Garden City Hotel, 45 Seventh Street, Garden City, New York.

     At the Meeting we will elect eight directors and vote on the CMP Media Inc. 1998 Annual Incentive Compensation Plan. In the pages that follow you will find the Notice of Meeting and the proxy statement which discusses these matters in detail.

     You will also find enclosed a proxy card appointing proxies to vote your shares at the Meeting. After filling in the appropriate boxes on the proxy card, please sign, date and return it in the prepaid envelope provided. Promptly returning the proxy card will help ensure that as many shares as possible are represented at the Meeting. If you attend the Meeting, you may still vote in person if you so wish.

                                          Sincerely,


                                          /s/ Michael S. Leeds
                                          Michael S. Leeds
                                          President and Chief Executive Officer

                                 CMP MEDIA INC.
                              600 COMMUNITY DRIVE
                           MANHASSET, NEW YORK 11030

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 28, 1998

To our Stockholders:

     The Annual Meeting of Stockholders of CMP Media Inc. will be held on Thursday, May 28, 1998, at 10:00 a.m. at the Garden City Hotel, 45 Seventh Street, Garden City, New York, for the following purposes:

          1.  The election of directors;

          2. The approval of the CMP Media Inc. 1998 Annual Incentive Compensation Plan; and

          3. The transaction of such other business as may properly come before the meeting.

These items are more fully described in the accompanying Proxy Statement.

     Stockholders of record at the close of business on March 30, 1998 will be entitled to vote at the Annual Meeting.

     You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may ensure your representation by promptly completing, signing, dating and returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use.

                                          By order of the Board of Directors

                                          /s/ Robert D. Marafioti
                                          Robert D. Marafioti
                                          Vice President, General Counsel and
                                          Secretary

Manhasset, New York
April 23, 1998

                                PROXY STATEMENT

     This proxy statement is being furnished in connection with the solicitation on behalf of the Board of Directors of CMP Media Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m. on May 28, 1998 at the Garden City Hotel, 45 Seventh Street, Garden City, New York. Stockholders of record at the close of business on March 30, 1998 will be entitled to vote at the Annual Meeting. The approximate date on which this proxy statement and the accompanying form of proxy are first being sent to stockholders is April 23, 1998.

     On March 30, 1998, there were 7,060,312 shares of the Company's Class A Common Stock outstanding and 16,050,074 shares of the Company's Class B Common Stock outstanding. Each holder of Class A Common Stock is entitled to one vote for each share of such stock held by such holder, and each holder of Class B Common Stock is entitled to ten votes for each share of such stock held by such holder. Any person giving a proxy may revoke it at any time before its exercise by delivering to the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

     The holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. All corporate actions to be taken by vote of the stockholders will require the approval of a majority of the votes cast by the stockholders of both Class A Common Stock and Class B Common Stock (collectively, the "Common Stock") present in person or by proxy at the Annual Meeting, voting together as a single class. Stockholders may cast their votes in favor of the election of directors or may withhold authority to vote for one or more nominees. Stockholders withholding authority will be deemed present at the Annual Meeting for the purpose of determining whether a quorum has been constituted, but votes withheld will have no effect on the outcome of the vote. Stockholders may cast their votes in favor of or against the proposal to approve the CMP Media Inc. 1998 Annual Incentive Compensation Plan, or stockholders may abstain from voting. Stockholders abstaining will be deemed present at the Annual Meeting for the purpose of determining whether a quorum has been constituted. An abstention on such proposal will have the effect of a negative vote because approval of the proposal requires a majority of the votes cast to be cast affirmatively for the proposal. Broker non-votes will be counted for the purpose of determining whether a quorum has been constituted but will be disregarded for voting purposes and will have no effect on the outcome of the vote on such proposal.

                             ELECTION OF DIRECTORS

     The Board of Directors has nominated the individuals named below for election as directors at the Annual Meeting, to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Shares represented by the accompanying proxy will be voted for the election of all the nominees unless authority to vote for one or more of them is withheld. The Board of Directors has no reason to believe that any of the nominees will not serve if elected but, if for any reason one or more of them become unavailable for election, shares represented by the accompanying proxy will be voted for the election of such substitute nominee or nominees as the Board of Directors may recommend.

     Information with respect to each of the nominees is provided below.

RICHARD W. ANDERSON

     Mr. Anderson, age 60, is the Chief Executive Officer, the Chairman of the Executive Committee and a director of Microelectronics Technology Incorporated. He was elected a director of the Company in October 1997 and is the Chairperson of the Audit Committee and a member of the Compensation Committee of the Board. Mr. Anderson retired in 1997 as Vice President and General Manager of the Microwave and Communications Group of Hewlett-Packard Company after having been employed by that company for 38 years. Mr. Anderson is also a director of Wireless Data Corporation and ScyTek Laboratories, Inc.

KENNETH D. CRON

     Mr. Cron, age 41, is an Executive Vice President of the Company and has been its President of Publishing since 1994. He joined the Company in 1978 and held various sales, publishing and group publishing positions in its technology publications business prior to assuming his present responsibilities. He was elected a director of the Company in October 1997.

DANIEL H. LEEDS

     Mr. Leeds, age 42, is an Executive Vice President of the Company and has been the President of International of the Company since 1992. He joined the Company in 1985 and held positions in its printing and electronic publishing businesses prior to assuming his present responsibilities. He has served as a director of the Company since 1987.

GERARD G. LEEDS

     Mr. Leeds, age 75, has been a director since 1971 when he and his wife, Lilo Leeds, founded the Company. Mr. Leeds served as the President and Chief Executive Officer of the Company until 1988 when he assumed his current position as Co-Chairperson of the Board. Mr. Leeds also serves as Co-Chairperson and a director of Institute for Student Achievement, Inc., a not-for-profit public charity.

LILO J. LEEDS

     Mrs. Leeds, age 70, has been a director since 1971 when she and her husband, Gerard Leeds, founded the Company. Mrs. Leeds served as a Senior Vice President of the Company until 1987 when she was appointed Chairperson of the Board. Mrs. Leeds also serves as Co-Chairperson and a director of Institute for Student Achievement, Inc., a not-for-profit public charity.

MICHAEL S. LEEDS

     Mr. Leeds, age 45, has been the President and Chief Executive Officer of the Company since 1988. He joined the Company in 1984 and, prior to assuming his present responsibilities, held publishing and group publishing positions in its travel publications business and led the Company's entry into international publishing. He has served as a director of the Company since 1987.

RICHARD A. LEEDS

     Mr. Leeds, age 44, is the President of Computer Product Introductions Corp. Mr. Leeds has served as a director of the Company since February 1997 and previously served as a director from December 1991 to February 1993 and from February 1995 to February 1996.

SHARON LEE PATRICK

     Ms. Patrick, age 55, is the President and a director of Martha Stewart Living Omnimedia LLC. She was elected a director of the Company in October 1997 and is a member of the Audit Committee and the Chairperson of the Compensation Committee of the Board. Prior to joining Martha Stewart Living Omnimedia in 1997, she was engaged in independent strategy consulting and worked for Cablevision Systems Corporation and McKinsey & Company, Inc.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES.

  Certain Relationships and Related Transactions

     Each nominee named above is currently a director of the Company. Nominees Michael Leeds, Daniel Leeds and Richard Leeds are children of nominees Gerard and Lilo Leeds, the founders of the Company. Gerard and Lilo Leeds, Michael Leeds, Daniel Leeds and Richard Leeds have all been nominated pursuant to the provisions of a stockholders' agreement among Gerard and Lilo Leeds and all of their children (the "Founding Family"), who collectively control all of the Company's Class B Common Stock. Under such agreement, the parties are required to vote all their shares of Class B Common Stock to elect as directors Gerard and Lilo Leeds, all members of the Founding Family who are full-time senior executive employees of the Company (currently Michael Leeds and Daniel Leeds) and one of the three other children of Gerard and Lilo Leeds (a "Sibling"). Richard Leeds has been re-nominated to serve as the Sibling director for the upcoming one-year term.

     Gerard and Lilo Leeds are the founders and Co-Chairpersons of Institute for Student Achievement, Inc. (the "Institute"), a not-for-profit public charity to which the Company provides office space and services. The fair market value of such office space and services provided in 1997 was approximately $623,000. Prior to the Company's initial public offering in July 1997 (the "IPO"), the Board of Directors adopted a resolution limiting the aggregate annual cash and in-kind contributions by the Company to public or private charities or foundations (including the Institute) to 3% of the Company's consolidated income before provision for income taxes for the preceding fiscal year.

     During 1997, the Founding Family held a 15% ownership interest in the facility which the Company leases as its principal offices. The Company's rental expense for such facility in 1997 was approximately $4,600,000. The Founding Family disposed of its interest in such facility effective January 1, 1998.

     At December 31, 1997, Kenneth Cron was indebted to the Company in the principal amount of $760,000. The Company holds a note receivable for such debt, which bears interest at a rate approximating LIBOR and on which interest payments are due quarterly and principal payments annually. Full payment of the note is due in 2023, subject to acceleration under certain conditions.

     The Company is the guarantor of a bank loan to Michael Leeds in the principal amount of $3,000,000 and a bank loan to Daniel Leeds in the principal amount of $1,700,000. Both loans are due and payable in full on November 14, 2001, but under agreements dated April 15, 1997, the Company is required to extend the guarantee of Michael Leeds' loan until December 31, 2005 and the guarantee of Daniel Leeds' loan until December 31, 2007.

                  BOARD COMMITTEES, MEETINGS AND COMPENSATION

     The Board of Directors has a standing Audit Committee and Compensation Committee. It does not have a nominating committee or a committee performing similar functions. The Audit Committee was constituted in October 1997 following the Company's IPO in July 1997, and the Committee held no meetings during 1997. It consists solely of Mr. Anderson and Ms. Patrick. Prior to the IPO, the Compensation Committee consisted of Gerard Leeds, Lilo Leeds, Michael Leeds and Richard Leeds, and it held one meeting during 1997. The Compensation Committee was re-constituted in October 1997 with Mr. Anderson and Ms. Patrick as its sole members and, as re-constituted, it held no meetings during 1997.

     The Board of Directors held a total of four meetings during 1997 (including regularly scheduled and special meetings). Each incumbent director attended all of the meetings of the Board of Directors held during the period of 1997 in which he or she was a director and all of the meetings held by the committees of the Board of Directors on which he or she served during the period of 1997 in which he or she served.

     Audit Committee. The functions of the Audit Committee include recommending to the Board of Directors the appointment of the Company's independent accountants; reviewing with the independent accountants and the Company's internal auditors their annual audit plans; reviewing management's plans for engaging the independent accountants to perform management advisory services; discussing with management, the independent accountants and the internal auditors the adequacy of the Company's internal controls and financial reporting process; monitoring significant accounting and reporting issues; reviewing the Company's policies and procedures concerning officers' expenses; and monitoring compliance with the Company's policies relating to ethics and conflicts of interest. Both the independent accountants and the internal auditors have unrestricted access to the Audit Committee, including the opportunity to meet with the Audit Committee alone.

     Compensation Committee. The functions of the Compensation Committee include overseeing the administration of the Company's compensation policies and practices; establishing and administering the compensation plans of members of senior management and authorizing any adjustments thereto; administering the Company's Stock Incentive Plan and authorizing all awards granted thereunder; and reporting annually to the stockholders of the Company on matters concerning the compensation of executives of the Company.

     Each non-employee director currently receives an annual retainer of $20,000 for serving as a member of the Board of Directors, a fee of $2,500 for each meeting of the Board attended and a fee of $1,000 for each meeting of a committee of the Board held on a date not coinciding with a meeting of the Board. The annual retainer of each non-employee director owning less than 1% of the Company's outstanding Common Stock is paid 50% in cash and 50% in the form of options to purchase shares of the Company's Class A Common Stock. The per-share exercise price of such options is equal to the fair market value of a share of Class A

Common Stock on the date of grant; the number of options granted is determined using the Black-Scholes option-pricing model; and options vest in installments of one-third on each anniversary of the grant date. Each non-employee director has the right to waive the payment of all or any portion of his or her annual cash retainer in exchange for options to purchase Class A Common Stock. Following initial election and qualification to the Board, each non-employee director who is not a member of the Founding Family receives a grant of restricted shares of Class A Common Stock with a fair market value of $10,000. Such restricted shares vest over a period of five years.

     Directors who are also employees of the Company receive no compensation for their service as directors of the Company.

     Prior to the Company's IPO, each non-employee director received an annual retainer of $10,000 for serving as a member of the Board of Directors and a fee of $2,500 for each meeting of the Board attended by such director.

               BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

     The following table furnishes certain information as of December 31, 1997 as to the Common Stock beneficially owned by each of the directors and nominees, by each of the executive officers named in the Summary Compensation Table, by all directors and executive officers as a group, and by all other persons known to the Company to be the beneficial owners of more than 5% of either class of the Company's Common Stock.

                                                   CLASS A COMMON STOCK      CLASS B COMMON STOCK
                                                   ---------------------     --------------------
            NAME OF BENEFICIAL OWNER                 NUMBER         %          NUMBER         %
            ------------------------               ----------     ------     ----------     -----
Richard W. Anderson..............................        408        *
Kenneth D. Cron(1)...............................    377,620       5.35%
Greg Jobin-Leeds(2)..............................    120,000       1.70%      1,763,240     10.99%
Daniel H. Leeds(3)...............................    392,620       5.56%      1,987,640     12.38%
Jennifer Leeds(4)................................                             1,927,640     12.01%
Gerard G. Leeds(5)...............................                             6,456,274     40.22%
Lilo J. Leeds(5).................................                             6,456,274     40.22%
Michael S. Leeds(6)..............................    526,280       7.45%      1,987,640     12.38%
Richard A. Leeds(7)..............................      8,000        *         1,927,640     12.01%
Sharon Lee Patrick...............................        408        *
John Russell.....................................        450        *
Jeffrey L. Strief................................        450        *
All directors and executive officers as a group
  (19 persons)...................................  1,308,436      18.53%     12,359,194     77.00%
J.&W. Seligman & Co. Incorporated(8).............  1,108,600      15.70%
100 Park Avenue
New York, NY 10017
Stein Roe & Farnham Incorporated(9)..............    395,200       5.60%
One S. Wacker Drive
Chicago, IL 60606
T. Rowe Price Associates, Inc.(10)...............    978,300      13.86%
100 East Pratt Street
Baltimore, MD 21202

---------------
  *  Represents less than 1.0% of the outstanding shares of Class A Common
     Stock.
 (1) Includes 106,356 shares of Class A Common Stock held in trust by Kenneth D. Cron as trustee for certain members of his family.
 (2) Includes 372,838 shares of Class B Common Stock held in trust by Greg Jobin-Leeds as trustee for certain members of his family.
 (3) Includes 392,520 shares of Class A Common Stock and 704,590 shares of Class B Common Stock held in trust by Daniel H. Leeds as trustee for certain members of his family.
 (4) Includes 27,586 shares of Class B Common Stock held by a private foundation of which Jennifer Leeds is the sole director.

 (5) 3,228,137 shares of Class B Common Stock are held in trust by Gerard G. Leeds as trustee for certain members of his family, and 3,228,137 shares of Class B Common Stock are held in trust by Lilo J. Leeds as trustee for certain members of her family. As husband and wife, Gerard and Lilo Leeds are each deemed to be the beneficial owner of shares held in trust by the other and, therefore, their combined beneficial ownership is shown in the table. Gerard and Lilo Leeds each disclaim beneficial ownership of the shares held in trust by the other.
 (6) Includes 298,140 shares of Class A Common Stock and 529,630 shares of Class B Common Stock held in trust by Michael S. Leeds as trustee for certain members of his family.
 (7) Includes 1,131,060 shares of Class B Common Stock held in trust by Richard
     A. Leeds as trustee for certain members of his family, and 30,000 shares of Class B Common Stock held by a private foundation of which he and his spouse constitute the majority of directors.
 (8) The information in this table is based on a Schedule 13G/A filed by J&W Seligman & Co. on February 12, 1998.
 (9) The information in this table is based on a Schedule 13G filed by Stein Roe & Farnham Incorporated on February 11, 1998.
(10) The information in this table is based on a Schedule 13G/A filed by T. Rowe Price Associates, Inc. on February 9, 1998.

                             EXECUTIVE COMPENSATION

     The following table provides information concerning all compensation awarded to, earned by or paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company who were serving as executive officers at December 31, 1997 (collectively, the "Named Executive Officers") for all services rendered in all capacities to the Company in 1996 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                 ANNUAL COMPENSATION                      COMPENSATION
                                    ----------------------------------------------   -----------------------
                                                                        OTHER        RESTRICTED   SECURITIES         ALL
             NAME AND                                                  ANNUAL          STOCK      UNDERLYING        OTHER
        PRINCIPAL POSITION          YEAR    SALARY      BONUS      COMPENSATION(1)   AWARDS(2)     OPTIONS     COMPENSATION(3)
        ------------------          ----   --------   ----------   ---------------   ----------   ----------   ---------------
Michael S. Leeds..................  1997   $600,000   $1,092,458            --       $      --          --         $14,481
  President and Chief Executive     1996    600,000    1,908,062            --       6,606,000     755,040          13,236
  Officer
Kenneth D. Cron...................  1997    500,000      900,727            --              --          --          17,562
  President of Publishing           1996    500,000    1,727,316            --       4,404,000     943,800          17,888
Daniel H. Leeds...................  1997    400,000      376,605      $121,000              --          --          13,967
  President of International        1996    400,000      506,814       121,000       4,404,000     943,800          12,461
Jeffrey L. Strief.................  1997    375,000      625,000            --              --      67,925          22,338
  Senior Vice President,            1996    325,000      675,001            --              --          --          14,711
  Technology Buyers
John Russell......................  1997    300,000      325,000            --              --      51,123          24,685
  Vice President,                   1996    275,000      300,462            --              --          --          16,262
  Channel

---------------
(1) The amounts shown for Daniel Leeds, who is based in Europe, reflect a cost of living allowance of $80,000, reimbursement of educational expenses of $35,000 and a car allowance of $6,000. The Company has not included in the Summary Compensation Table the value of incidental personal perquisites furnished by the Company to any of the other Named Executive Officers, since such value did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for any such Named Executive Officers.

(2) The amounts shown represent the fair market value of the restricted stock on the date of purchase (as determined by an independent appraisal) less the amount paid by each Named Executive Officer for such stock. Holders of restricted stock are entitled to dividends, if any, paid on the Company's Common Stock. Such stock is subject to restrictions on resale until December 31, 2003 in the case of Michael Leeds and December 31, 2005 in the case of Kenneth Cron and Daniel Leeds, except that beginning January 1, 1998, a limited number of shares of restricted stock may be sold each year provided that the Company's market capitalization is a certain amount on the business day preceding the date of sale of such shares. Michael Leeds purchased a total of 566,280 shares of restricted stock with an appraised aggregate fair market value at the date of purchase of $7,200,000; Kenneth Cron purchased a total of 377,520 shares of restricted stock with an appraised aggregate fair market value at the date of purchase of $4,800,000; and Daniel Leeds purchased a total of 377,520 shares of restricted stock with an appraised aggregate fair market value at the date of the purchase of $4,800,000. At December 31, 1997, the aggregate fair market value of the restricted stock held by Michael Leeds, Kenneth Cron and Daniel Leeds was $9,768,330, $6,512,220 and $6,512,220, respectively.

(3) For 1997, amounts reported under "All Other Compensation" include: (a) compensation expense recognized by the Company in connection with a gift of shares of Class A Common Stock by certain members of the Founding Family of the Company to substantially all employees (other than Michael Leeds, Kenneth Cron and Daniel Leeds) at the time of the Company's IPO (Jeffrey Strief, $8,140; and John Russell, $9,460); (b) contributions made by the Company on behalf of each Named Executive Officer under the Company's Profit Sharing and Retirement Savings Plan (Michael Leeds, $14,250; Kenneth Cron, $17,331; Daniel Leeds, $13,736; Jeffrey Strief, $13,967; and John Russell, $14,994); and (c) for each of the Named Executive Officers, $231 for life insurance premiums paid by the Company for the benefit of each Named Executive Officer under the Company's group life insurance benefit plan.

     The following table provides information concerning individual grants of stock options made during 1997 to each of the Named Executive Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                   GRANT DATE
                                                           INDIVIDUAL GRANTS                         VALUE
                                        --------------------------------------------------------   ----------
                                         NUMBER OF     PERCENT OF TOTAL
                                         SECURITIES        OPTIONS/
                                         UNDERLYING    SARS GRANTED TO    EXERCISE                 GRANT DATE
                                        OPTIONS/SARS      EMPLOYEES       PRICE PER   EXPIRATION    PRESENT
NAME                                     GRANTED(1)     IN FISCAL YEAR    SHARE(2)       DATE       VALUE(3)
----                                    ------------   ----------------   ---------   ----------   ----------
Jeffrey L. Strief.....................     67,925             8%           $12.72      1/10/07      $51,963
John Russell..........................     51,123             6%            12.72      1/10/07       39,109

---------------
(1) Options were granted on January 10, 1997 and vest over six years.

(2) The per-share exercise price is equal to the fair market value of a share of the underlying Class A Common Stock as of the date of grant. Fair market value as of the date of grant was determined by an independent appraisal.

(3) The present value of the options granted at the date of grant was estimated using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 5%, volatility of 0%, risk-free interest rate of 6.5% and an expected life of six years.

     The following table provides information concerning the exercise of stock options during 1997 by each of the Named Executive Officers and the 1997 year-end value of unexercised options and SARs held by the Named Executive Officers.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                   OPTIONS/SARS AT                 OPTIONS/SARS AT
                                                FISCAL YEAR-END (1)(2)          FISCAL YEAR-END(1)(2)
                                             ----------------------------    ----------------------------
                   NAME                      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                   ----                      -----------    -------------    -----------    -------------
Michael S. Leeds...........................    20,000           835,040       $336,800       $4,767,531
Kenneth D. Cron............................    67,190           976,610        550,571        5,408,843
Daniel H. Leeds............................    20,000         1,023,800        336,800        5,622,614
Jeffrey L. Strief..........................        --            67,925             --          307,700
John Russell...............................        --            51,123             --          231,587

---------------
(1) Options held by Michael Leeds, Kenneth Cron and Daniel Leeds were granted in 1996. As of December 31, 1997, Michael Leeds held 755,040 options, all of which were unexercisable; Kenneth Cron held 943,800 options, 47,190 of which were exercisable and 896,610 of which were unexercisable; and Daniel Leeds held 943,800 options, all of which were unexercisable. The value of exercisable and unexercisable options as included in the above table was calculated as the difference between the exercise price of the options and the fair market value of the Company's Class A Common Stock as of December 31, 1997.

(2) Under the Company's Equity Appreciation Plan (the "EAP"), certain Named Executive Officers hold share appreciation rights ("SARs"), the value of which are determined annually by a formula based on the Company's net sales and pre-tax earnings for the year. Participants in the EAP must redeem 20% of their SARs by June 30 of each of the years 1998 through 2002. All payments under the EAP are in the form of cash. As of December 31, 1997, Michael Leeds, Kenneth Cron and Daniel Leeds each held 100,000 SARs under the EAP, 20,000 of which are redeemable in 1998 for $336,800 (which are therefore included as exercisable above) and 80,000 of which are redeemable in 1999 through 2002 (which are therefore included as unexercisable above). The value of 100,000 SARs at December 31, 1997 was $1,684,000.

                                  PENSION PLAN

     The Company's Pension Plan was frozen as of December 31, 1992. No additional benefits have accrued since that date or will accrue in the future. The fixed benefit payable monthly under that Plan for the life of each of the Named Executive Officers after retirement at age 65 is as follows:

                            NAME                              MONTHLY BENEFIT
                            ----                              ---------------
Michael S. Leeds............................................      $  728
Kenneth D. Cron.............................................       1,002
Daniel H. Leeds.............................................         530
Jeffrey L. Strief...........................................         592
John Russell................................................         435

                    REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of the Company is comprised solely of two outside directors, neither of whom is a current or former employee or officer of the Company and neither of whom receives remuneration from the Company in any capacity other than as a director. Prior to the Company's IPO, the Compensation Committee consisted of four directors, three of whom were employees and officers of the Company and one of whom was a relative of such employees and officers.

  Compensation Policies

     It has been the long-standing policy of the Company to link the compensation of each of its executive officers to the financial performance of the Company or of the business unit or function for which the executive officer is directly responsible. Beginning in 1997 with the first widespread grant of stock options, the Company has also linked executive compensation to growth in the value of the Company's equity. The Company endeavors to attract, motivate, retain and reward highly qualified personnel by providing fully competitive total compensation opportunities based on performance. The Compensation Committee believes that a significant portion of an executive officer's total compensation should be at risk, contingent upon annual and long-term financial performance and an increase in stockholder value. The Compensation Committee also believes that the more highly compensated the executive officer, the greater the portion of his or her compensation that should be at risk and equity-based.

     The Company's executive officers are compensated through both cash and equity-based programs.

  Cash Compensation

     In establishing cash compensation packages, the Company considers compensation data derived from third-party surveys of competitive technology media companies as well as other companies with whom the Company competes for executive personnel. These companies include some of the peer companies used by the Company in the Performance Graph on page 13 but are not limited to such group because the Company believes such group is too narrow to reflect the full executive labor market. The Company endeavors to provide cash compensation levels that are within the upper half of competitive practice.

     BASE SALARY. Each executive officer of the Company receives a base salary the amount of which is determined on the basis of his or her relative responsibilities, level of experience, overall performance and contributions to the Company's business.

     ANNUAL INCENTIVE BONUS. Each executive officer of the Company has the opportunity to earn an annual incentive bonus based on the degree to which the Company and/or the business unit or function of the Company for which such executive officer is responsible achieves or exceeds specific performance goals. Most performance goals are based on objective financial measures and typically take the form of a specified percentage of revenue, revenue growth, pre-tax profit and/or pre-tax profit growth. Performance goals also include the achievement of specified objectives, such as the launch of a new publication. The potential size of the annual incentive bonus for executive officers responsible for a particular business unit or function of the Company generally bears a relationship to the size of that business unit or function relative to the Company as a whole.

  Equity-Based Compensation

     STOCK INCENTIVE PLAN. In 1996, the Company established a stock option plan which was subsequently amended, restated and renamed the CMP Media Inc. Stock Incentive Plan (the "SIP"). The purpose of the SIP is to align the interests of Company executive officers and other key employees with the interests of stockholders and to encourage the executive officers to manage the Company from the stockholders' perspective. Awards to each executive officer are based on his or her level of responsibility, individual performance and potential to make significant contributions to the Company's success.

     Options to purchase 808,905 shares of the Company's Class A Common Stock were issued to executive officers and other key employees in 1997 (net of subsequently forfeited options to purchase 5,750 shares). The per-share exercise price was equal to the fair market value of a share of Class A Common Stock as of the date of grant. The options generally vest over a periods ranging from four to seven years. All options expire on the tenth anniversary of their date of grant.

     No options were granted to Michael Leeds, Kenneth Cron or Daniel Leeds in 1997 because the Company had granted them options in 1996 to purchase shares of Class A Common Stock and those individuals are not eligible to receive options under the SIP. The per-share exercise price for their options was equal to the appraised fair market value of a share of Class A Common Stock as of the date of grant. The options vest on December 31, 2003 in the case of Michael Leeds and on December 31, 2005 in the case of Kenneth Cron and Daniel Leeds, although vesting will accelerate if certain performance goals are reached prior to those dates.

  Tax Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code provides, in relevant part, that remuneration paid for any taxable year to the chief executive officer and any of the other four highest compensated officers of a publicly held corporation such as the Company is not deductible for federal income tax purposes to the extent it exceeds $1,000,000, unless the remuneration is contingent on the attainment of pre-established performance goals and meets certain other conditions, one of which is that the material terms under which the remuneration is to be paid are disclosed to and approved by the stockholders. The Company's policy is to qualify such remuneration for tax-deductibility to the extent practicable, although the Company retains the discretion to provide compensation programs that may not be fully deductible if it believes that is in the best interests of the Company and its stockholders. The Company expects that any remuneration in excess of $1,000,000 paid in 1997 will be exempt from the deduction limit of Section 162(m) because it was paid pursuant to agreements which existed before the Company became publicly held and which have not been materially modified and because the information about such agreements that was disclosed in the prospectus accompanying the Company's IPO satisfied all applicable securities laws then in effect. However, to enable the Company to obtain a federal income tax deduction for remuneration in excess of $1,000,000 paid in years subsequent to 1997, the stockholders of the Company will be asked at the Annual Meeting to approve the CMP Media Inc. 1998 Annual Incentive Compensation Plan which has been designed to comply with the requirements of Section 162(m) and the regulations thereunder (see Approval of CMP Media Inc. 1998 Annual Incentive Compensation Plan below).

  1997 Compensation of Chief Executive Officer

     In 1996 Michael Leeds entered into an Employment Agreement with the Company which provides for the payment of a base salary and an annual incentive bonus as well as the right to participate in benefit plans in effect for Company employees generally. The Employment Agreement was approved by the Board of Directors and the stockholders of the Company at the time it was made. The Compensation Committee as it was then constituted, with Mr. Leeds abstaining, established his base salary and an annual incentive bonus plan (an "Annual Plan") for each of the years 1996, 1997 and 1998. Mr. Leeds' compensation for 1997 has been paid in accordance with the terms of his Employment Agreement and his 1997 Annual Plan.

     Mr. Leeds' base salary for 1997 was $600,000 -- the same base salary that he received in 1996 and the same that he will be entitled to receive in 1998 pursuant to his 1998 Annual Plan. Mr. Leeds' incentive compensation under his 1997 Annual Plan consisted of two components, one based on the Company's 1997 net sales and the other based on the Company's 1997 pre-tax profits. Each component provided for a sliding scale payment calculated as a percentage of net sales or pre-tax profits. Nearly 80% of Mr. Leeds' 1997 incentive compensation was based on the pre-tax profit component and the balance was based on the net sales component. Mr. Leeds' 1997 Annual Plan also provided for a minimum level of 1997 compensation, although such minimum did not affect the amount that he actually earned under his 1997 Annual Plan. The amount he earned for 1997 is shown above in the Summary Compensation Table on page 7. The Company expects that the full amount of Mr. Leeds' 1997 compensation will be deductible by the Company for tax purposes under Section 162(m) of the Internal Revenue Code because it was paid pursuant to an agreement which existed before the Company became publicly held in July 1997. See Tax Deductibility of Executive Compensation, above.

COMPENSATION COMMITTEE

     Sharon Lee Patrick, Chairperson
     Richard W. Anderson

     Former Members:  Gerard G. Leeds
                      Lilo J. Leeds
                      Michael S. Leeds
                      Richard A. Leeds

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Class A Common Stock with the cumulative total return of the Nasdaq Market Index and the cumulative total return of a group of peer companies for the period commencing July 25, 1997 (the date of the Company's IPO) and ending on March 31, 1998. The companies comprising the peer group are: The McGraw-Hill Companies, Inc.; Mecklermedia Corporation; Meredith Corporation; Primedia Inc.; The Reader's Digest Association, Inc.; and Scholastic Corporation.

(Line Chart Graph Omitted)

                                       CMP MEDIA            NASDAQ            PEER GROUP
         Measurement Period               INC.            MARKET INDEX            INDEX
7/25/97-Base Period                     $100.00             $100.00             $100.00
9/30/97                                  100.50              105.60              105.41
12/31/97                                  69.35               99.06              107.89
3/31/98                                  101.01              115.16              117.50

     The graph assumes that $100 was invested on July 25, 1997 in the Company's Class A Common Stock, the Nasdaq Market Index and Peer Group Index and assumes reinvestment of any dividends.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to the Company's IPO in July 1997, the Compensation Committee of the Board consisted of directors Gerard Leeds, Lilo Leeds, Michael Leeds and Richard Leeds. Gerard and Lilo Leeds were and are Co-Chairpersons of the Board, and Michael Leeds was and is the President and Chief Executive Officer of the Company. Following the Company's IPO, the Compensation Committee was re-constituted, and directors Richard Anderson and Sharon Patrick were designated as the sole members of the Compensation Committee of the Board.

     See Certain Relationships and Related Transactions above for a description of certain relationships that the Company has with Gerard and Lilo Leeds and Michael Leeds.

       APPROVAL OF CMP MEDIA INC. 1998 ANNUAL INCENTIVE COMPENSATION PLAN

     The Compensation Committee has adopted and the Board of Directors has ratified and approved the CMP Media Inc. 1998 Annual Incentive Compensation Plan (the "Plan"), the full text of which is set forth in the Annex to this proxy statement. At the Annual Meeting, the stockholders will be asked to approve the Plan solely for the purpose of qualifying compensation paid pursuant to the Plan as fully deductible for U.S. federal income tax purposes under Section 162(m) of the Internal Revenue Code.

     Summary of Plan. The material features of the Plan are summarized below, although such summary is qualified by reference to the full text set forth in the Annex.

          Purposes. The purposes of the Plan are to link the annual cash incentive compensation of senior executive officers directly to their performance in the achievement of objective business goals that contribute to the Company's success and to qualify payments made under the Plan as fully deductible for U.S. federal income tax purposes.

          Administration. The Plan will be administered by the Compensation Committee (the "Committee"). All determinations made by the Committee will be final and binding on all persons.

          Participation. Participants in the Plan will be those senior executive officers of the Company designated by the Committee. Participation is on an annual basis, and participation in one year does not entitle an officer to participate in any other year. It is expected that fewer than fifteen officers will be participants in any single year.

          Performance Goals. The Committee will establish written performance goals for each participant no later than 90 days after the beginning of the period of service to which the performance relates (or, if earlier, before 25% of such period has elapsed). The performance goals must be based on one or more of the following business criteria: revenue; pre-tax income; earnings before interest, taxes, depreciation and amortization; net income; operating income; return on revenue; operating income as a percent of revenue; return on equity; return on assets; market share; free cash flow; cost control; working capital; diluted earnings per share; or stock price; each of which may be measured on a Company-wide basis or measured with respect to one or more of the Company's operating units, divisions, functions, acquired businesses, partnerships or joint ventures. Concurrently with the establishment of the performance goals, the Committee will establish, in terms of an objective formula or standard, a method for computing the amount of the incentive compensation payable to the participant upon attainment of the performance goals. In establishing a performance goal, the Committee may provide that the effect of any acquisition, disposition, launch, discontinuation or merger of any product or service will be disregarded if such event is not foreseen or taken into account at the time the performance goal is established and if the effect of such event would be to reduce the amount that would otherwise be payable under the performance goal.

          Adjustments.   No performance goal may be adjusted after it has been
     established, except that the Committee will disregard changes in accounting standards required by the Financial Accounting Standards Board if such changes were not foreseen or taken into account at the time the performance goal was established.

          Payment. Before any payments may be made to a participant, the Committee must certify in writing that the participant's performance goals were attained. The Committee may, in its business judgment based on performance, authorize the payment of less (but not more) than the amount of the incentive compensation established under the Plan. The maximum amount payable under the Plan to any participant for any fiscal year may not exceed $7 million.

          Change in Control. In the event of a change in control of the Company, all incentive compensation will become due and payable under the Plan as if the outstanding performance goals had been fully attained. ("Change in control" means a transfer of 50% or more of the voting control of the Company or the sale of substantially all its assets to any person who is not a member of the Founding Family, or one of their spouses, children or grandchildren, or any entity which is not controlled by any of them.)

          Amendment; Termination. The Committee may amend, modify, suspend or terminate the Plan at any time and for any reason (other than in the event of a change in control of the Company), except that no amendment may be made without stockholder approval if such approval is required in order for payments to any participant under the Plan to be fully deductible for U.S. federal income tax purposes under Section 162(m) of the Internal Revenue Code, or if such amendment would increase the maximum amount payable under the Plan to any participant for any fiscal year or change the class of persons eligible to participate in the Plan or the business criteria upon which performance goals may be based.

     Federal Income Tax Considerations. All amounts paid pursuant to the Plan will be taxable income to the employee when paid. The Plan has been designed to comply with the requirements of Section 162(m) of the Internal Revenue Code and the regulations thereunder, and the Company expects to be entitled to a U.S. federal income tax deduction for all amounts paid under the Plan if it is approved by the stockholders.

     Amounts Received under the Plan. The amounts that will be received under the Plan are not presently determinable since they will depend upon the extent to which participants' future performances actually meet their pre-established performance goals and may be subject to reduction by the Compensation Committee. The Company believes that, if the Plan had been in effect in 1997, no officer, executive officer or employee of the Company would have received a cash bonus for 1997 different from the bonus he or she actually received. No current directors who are not executive officers are eligible to participate in the Plan.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE CMP MEDIA INC. 1998 ANNUAL COMPENSATION PLAN.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors has re-appointed Coopers & Lybrand L.L.P. as the independent public accounting firm to audit the Company's financial statements for the year 1998. Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

     Prior to September 1996, when Coopers & Lybrand was first appointed, Miller, Ellin & Company had been the Company's independent accountants. The decision to change independent accountants was approved by the Company's Board of Directors. There had been no disagreements with Miller, Ellin & Company regarding any matter with respect to accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Miller, Ellin & Company, would have caused it to make reference to the subject matter of the disagreement in connection with any of its reports.

                             STOCKHOLDER PROPOSALS

     If any stockholder wishes to present a proposal at the 1999 Annual Meeting of Stockholders, the proposal must be received by the Company at its principal executive offices no later than February 15, 1999 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that Annual Meeting. Proposals must be in writing and sent via registered, certified or express mail, addressed to the attention of the Secretary of the Company.

                                 OTHER BUSINESS

     The Board of Directors knows of no other matter to be presented at the 1998 Annual Meeting. If any other matter requiring a vote of the stockholders properly comes before the Annual Meeting, the individuals named in the accompanying form of proxy will vote and act with respect to such matter in accordance with their judgment.

                            SOLICITATION OF PROXIES

     The cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Company. Brokers and other persons holding shares of the Company's Common Stock in their names or in the names of nominees will be reimbursed by the Company for their reasonable expenses in forwarding the solicitation materials to the beneficial owners of such shares. The solicitation of proxies will be made by the use of the mails, although certain officers and employees of the Company may, for no additional compensation, solicit proxies of certain stockholders or their representatives in person or by telephone, facsimile or electronic mail.

     Stockholders are requested to complete, date, sign and return the enclosed proxy card promptly in the enclosed postage prepaid envelope.

                                          By order of the Board of Directors

                                          /s/ Robert D. Marafioti
                                          Robert D. Marafioti
                                          Vice President, General Counsel
                                          and Secretary

Manhasset, New York
April 23, 1998

                                                                           ANNEX

                                 CMP MEDIA INC.
                    1998 ANNUAL INCENTIVE COMPENSATION PLAN

                                   ARTICLE I
                           ESTABLISHMENT AND PURPOSE

     This plan shall be known as the CMP MEDIA INC. 1998 ANNUAL INCENTIVE COMPENSATION PLAN (the "Plan"). The purposes of CMP Media Inc. (the "Company") in establishing and maintaining the Plan are to link the annual cash incentive compensation of senior executive officers directly to their performance in the achievement of objective business goals that contribute to the Company's success and to qualify payments under the Plan as fully deductible for U.S. federal income tax purposes.

                                   ARTICLE II
                                  DEFINITIONS

     "Board of Directors" shall mean the Board of Directors of the Company.

     "Change In Control" shall mean a transfer of 50% or more of the voting control of the Company or the sale of substantially all its assets to any person who is not a member of the Founding Family (as hereinafter defined), or one of their spouses, children or grandchildren, or any entity which is not controlled by any of the foregoing.

     "CMP Group" shall mean the Company or any of its Subsidiaries.

     "Diluted EPS" shall mean Net Income divided by the weighted-average number of shares of the Company's common stock outstanding and any dilutive securities, determined in accordance with GAAP.

     "Disability" shall mean a physical or mental impairment, as a result of which a Participant shall have been unable, with or without reasonable accommodation, to perform the essential functions of his or her employment position for a period of at least sixteen (16) weeks during any 12-month period.

     "Dismissal Without Cause" shall mean the involuntary termination of a Participant's employment by the CMP Group on any grounds other than "cause" or the death or Disability of the Participant. For the purposes hereof, "cause" shall mean (a) the willful and continued failure of the Participant substantially to perform his or her duties as an employee of the CMP Group or comply with the written policies of the CMP Group after the Company (or the Subsidiary employing the Participant) has delivered to him or her a written demand for substantial performance or compliance that specifies such failure in reasonable detail; (b) illegal conduct or gross misconduct by the Participant, in either case that is willful and results (or is reasonably likely to result) in material damage to the business or reputation of the CMP Group; or (c) the resignation by the Participant from his or her employment following his or her act or omission which would constitute grounds for dismissal for "cause" hereunder. No act or failure to act on the part of a Participant (other than non-compliance with lawful instructions given to him or her by the CMP Group) shall be considered "willful" unless it is done or omitted to be done by him or her in bad faith or without reasonable belief that such action or omission was in the best interests of the Company.

     "Division" shall mean any business unit, division, function, acquired business, partnership or joint venture of the CMP Group.

     "Division Financial Statements' shall mean the financial statements of a Division prepared by the Company in accordance with its standard accounting policies and practices as in effect as of the date on which the relevant performance goal is established and including all general and administrative expenses allocated by the Company to such Division.

     "EBITDA" shall mean income before interest, taxes, depreciation and amortization determined in accordance with GAAP for the relevant Performance Period.

     "Financial Statements" shall mean consolidated financial statements of the Company prepared in accordance with GAAP and, in the case of the Company's annual consolidated financial statements, audited by the Company's independent certified public accountants.

     "Founding Family" shall mean Gerard G. Leeds, Lilo J. Leeds, Michael S. Leeds, Richard A. Leeds, Daniel H. Leeds, Greg Jobin-Leeds and Jennifer Leeds.

     "Free Cash Flow" shall mean the Net Income of the Company, adjusted so as
(a) to exclude the amount, if any, that, in determining such Net Income, represented (i) an expense for depreciation and/or amortization or (ii) a provision or credit for federal, state, local or foreign income taxes; and (b) to include the amount, if any, of cash payments that the Company actually made
(i) for federal, state, local and foreign income taxes owed by the Company, (ii) for capital expenditures, or (iii) as required under the terms of the Company's then-existing financing arrangements to reduce the principal amount of its indebtedness.

     "GAAP" shall mean U.S. generally accepted accounting principles.

     "Net Income" shall mean the consolidated net income of the Company as reflected in the Financial Statements for the relevant Performance Period.

     "Operating Income" shall mean: (i) if measured with respect to the Company, Revenue less operating costs and expenses as reflected in the Financial Statements for the relevant Performance Period; and (ii) if measured with respect to a Division, Revenue less operating costs and expenses as reflected in the Division Financial Statements for the relevant Performance Period.

     "Operating Income as a Percent of Revenue" shall mean Operating Income divided by Revenue for the relevant Performance Period.

     "Participant" shall mean a Senior Executive Officer who has been granted the opportunity to earn incentive compensation under the Plan.

     "Performance Period" shall mean the period of service to which a performance goal of a Participant relates.

     "Pre-tax Income" shall mean: (i) if measured with respect to the Company, the income of the Company before provision for income taxes, as reflected in the Financial Statements for the relevant Performance Period; and (ii) if measured with respect to a Division, the income of the Division before provision for income taxes, as reflected in the Division Financial Statements for the relevant Performance Period.

     "Retirement" shall mean the retirement of a Participant from employment with the Company upon or after attaining the age of sixty-five (65), or such earlier age as the Committee may in its sole discretion approve on or before the date on which the relevant performance goal is established.

     "Return on Assets" shall mean Net Income divided by total assets as reflected in the Financial Statements for the relevant Performance Period.

     "Return on Equity" shall mean Net Income divided by total stockholders' equity as reflected in the Financial Statements for the relevant Performance Period.

     "Return on Revenue" shall mean Net Income divided by Revenue as reflected in the Financial Statements for the relevant Performance Period.

     "Revenue" shall mean: (i) if measured with respect to the Company, the net revenue of the Company as reflected in the Financial Statements for the relevant Performance Period; and (ii) if measured with respect to a Division, the net revenue of the Division as reflected in the Division Financial Statements for the relevant Performance Period. In calculating Revenue hereunder with respect to any Division, appropriate accounting entries shall be made in accordance with GAAP to eliminate intercompany or intracompany transactions. Any Revenue derived from international operations shall be measured in United States dollars as determined in accordance with GAAP.

     "Section 162(m)" shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     "Senior Executive Officer" shall mean the Chief Executive Officer of the Company, any elected Vice President or higher-level officer of the Company who is in charge of a principal business unit, division or function of the Company , and any other officer who performs a policy-making function for the Company. Officers of a Subsidiary shall be deemed officers of the Company if they perform such policy-making functions for the Company.

     "Stock Price" shall mean the price of one (1) share of Class A Common Stock of the Company at the close of trading on such date as the Committee may have designated.

     "Subsidiaries" shall mean all corporations, partnerships, other entities and affiliates which are controlled by the Company directly or indirectly through one or more intermediaries and shall include any corporation, partnership, other entity or affiliate in which the Company directly or indirectly owns at least a fifty percent (50%) equity interest.

     "Unforeseen Event" shall mean an acquisition, disposition, launch, discontinuation or merger of a product or service of the Company at a time after a performance goal has been established.

     "Working Capital" shall mean current assets less current liabilities as reflected in the Financial Statements for the relevant Performance Period.

                                  ARTICLE III
                                 ADMINISTRATION

Section 3.1.  The Committee.

     The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"), which shall be comprised solely of two (2) or more "outside directors" within the meaning of Section 162(m).

Section 3.2.  Authority of the Committee.

     Except as limited by law or by the certificate of incorporation or bylaws of the Company as amended from time to time, and subject to all the provisions of the Plan, the Committee shall have full and discretionary power to administer the Plan so that payments under the Plan qualify under Section 162(m) as deductible for U.S. federal income tax purposes, including without limitation the power (a) to select the Senior Executive Officers who shall become Participants in the Plan; (b) to determine the terms and conditions upon which each Participant may earn incentive compensation hereunder, consistent with all of the provisions of the Plan; (c) to construe and interpret the provisions of the Plan and any agreement or instrument entered into under the Plan; (d) to establish, amend, rescind or waive rules and regulations for the Plan's administration; (e) subject to the provisions of Section 8.2 and Article IX, and pursuant to the provisions of Section 5.4, to adjust the terms and conditions of any performance goal or method of computing incentive compensation hereunder to the extent such adjustment does not disqualify payments under the Plan as deductible under Section 162(m) or is otherwise inconsistent with the provisions and purposes of the Plan; and (f) to take all such other actions and make all such other determinations as may be necessary or advisable in order to administer the provisions of the Plan and effectuate the purposes hereof.

Section 3.3.  Conduct of Business.

     The Committee shall hold its meetings at such times and places as it may determine. Participation in any meeting may be in person or by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. The Committee may delegate its authority and duties hereunder to the extent permitted by law.

Section 3.4.  Decisions Binding.

     All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company, its employees, officers, directors and stockholders, the Subsidiaries, their respective employees, officers, directors and stockholders, the Participants, and their estates, representatives and beneficiaries.

                                   ARTICLE IV
                         ELIGIBILITY AND PARTICIPATION

Section 4.1.  Eligibility.

     Each Senior Executive Officer shall be eligible to participate in the Plan.

Section 4.2.  Participation.

     Participants in the Plan shall be those Senior Executive Officers whom the Committee shall designate from time to time. Participation shall be on an annual basis, and participation in one fiscal year shall not entitle a Senior Executive Officer to participate in any other fiscal year.

                                   ARTICLE V
                               PERFORMANCE GOALS

Section 5.1.  Establishment of Performance Goals.

     For each Participant the Committee shall establish one or more performance goals and a Performance Period within which such performance goal or goals are to be attained. The Committee shall also establish, in terms of an objective formula or standard, a method for computing the amount of incentive compensation payable to such Participant upon attainment of such performance goal or goals. Each such performance goal and method of computation shall be established in writing no later than ninety (90) days after the beginning of such Performance Period (or, if a shorter period of time, before twenty-five percent (25%) of such Performance Period has elapsed).

Section 5.2.  Business Criteria.

     Each performance goal established pursuant to Section 5.1 shall be based on one or more of the following business criteria:

        (i)     Revenue
        (ii)    Pre-tax Income:
        (iii)   EBITDA;
        (iv)    Net Income;
        (v)     Operating Income;
        (vi)    Return on Revenue;
        (vii)   Operating Income as a Percent of Revenue;
        (viii)  Return on Equity;
        (ix)    Return on Assets;
        (x)     Market share;
        (xi)    Free Cash Flow;
        (xii)   Cost control;

        (xiii)  Working Capital;
        (xiv)   Diluted EPS; or
        (xv)    Stock Price.

     Each of the foregoing criteria may be measured with respect to the Company as a whole or with respect to one or more of the Company's Divisions and may be measured with respect to a fiscal year of the Company or with respect to a longer or shorter period. In establishing any performance goal for a Participant, the Committee may provide, as a term of the goal, that if the Company consummates an Unforeseen Event and if the effect of such Unforeseen Event is to reduce the amount that would otherwise have been payable under a performance goal, the Committee shall disregard the effect of such Unforeseen Event for the purpose of determining whether such performance goal has been attained and the amount due and payable thereunder. The effect of an Unforeseen Event shall be determined on the basis of the actual revenue, costs and expenses arising from the underlying product or service or, in the case of a disposition or discontinuation, on the basis of the revenue, costs and expenses projected in the business plan or budget of the underlying product or service as approved by the Board of Directors and as in effect at the time such performance goal was established.

Section 5.3.  Objectivity of Method and Substantial Uncertainty of Outcome.

     (a) The method for computing the amount of incentive compensation payable upon the attainment of any performance goal shall be such that a third party having knowledge of the relevant facts could determine whether the performance goal has been met.

     (b) Each performance goal shall be designed so that, at the time of its establishment, its attainment is "substantially uncertain" within the meaning of
Section 162(m).

Section 5.4.  No Adjustment of Performance Goals.

     Subject to Section 5.4, once a performance goal of a Participant has been established with respect to a Performance Period, no adjustment or modification may be made to such performance goal except that, if a change occurs in the accounting standards that are required by the Financial Accounting Standards Board with respect to a Performance Period and if such change was not foreseen or was not taken into account at the time such performance goal was established but is reasonably certain to affect the attainment of such performance goal, the Committee shall disregard such change in accounting standards for the purpose of determining whether such performance goal has been attained.

                                   ARTICLE VI
                       PAYMENT OF INCENTIVE COMPENSATION

Section 6.1.  Certification by Committee.

     No payment shall be made to a Participant under the Plan with respect to any performance goal unless and until the Committee has certified in writing that such performance goal and any other material terms were in fact satisfied for the Performance Period with respect to which such performance goal was established.

Section 6.2.  Maximum Amount of Incentive Compensation.

     Notwithstanding any other provision of this Plan, the maximum amount of incentive compensation that can be paid to any Participant under the Plan for any fiscal year shall in no event exceed $7 million.

Section 6.3.  Reduction of Payments.

     The Committee may, in its business judgment based on the performance of an individual Participant, one or more of the Company's Divisions with respect to which a performance goal of the Participant was established, or the Company as a whole, authorize the payment of less (but not more) than the amount of the incentive compensation that would otherwise have been due upon attainment of such performance goal.

Section 6.4.  Time of Payment.

     Payment of incentive compensation under the Plan, less applicable withholdings, shall be made in a single lump sum as soon as practicable after certification by the Committee pursuant to Section 6.1.

                                  ARTICLE VII
                             RIGHTS OF PARTICIPANTS

Section 7.1.  No Right to Continued Employment.

     Nothing in the Plan shall be deemed to confer upon any Participant the right to continued employment with the CMP Group or to limit in any way the right of the CMP Group or such Participant to terminate the employment of such Participant at any time or for any reason. For the purposes of the Plan, the transfer of a Participant's employment between the Company and a Subsidiary or between Subsidiaries shall not be deemed a termination of employment.

Section 7.2.  Rights upon Termination of Employment.

     (a) Unless otherwise determined by the Committee and subject to the provisions of Section 6.3, if a Participant's employment with the CMP Group terminates as a result of his or her death, Disability, Dismissal Without Cause or Retirement during a Performance Period, the Participant (or his or her legal representative) shall be entitled to receive, after the conclusion of the Performance Period, a pro rata portion of the incentive compensation that he or she would have received, but for such termination of employment, with respect to each performance goal in effect for such Participant during such Performance Period, calculated by multiplying the aggregate of such incentive compensation by a fraction, the numerator of which shall be the number of full months in the Performance Period that the Participant was employed by the Company and the denominator of which shall be the number of full months in the Performance Period.

     (b) Unless otherwise determined by the Committee, if a Participant's employment with the CMP Group terminates for any reason other than death, Disability, Dismissal Without Cause or Retirement, all rights of the Participant in any incentive compensation under the Plan, to the extent it has not already been paid, shall terminate and be extinguished immediately upon such termination of employment.

                                  ARTICLE VIII
                               CHANGE IN CONTROL

Section 8.1.  Acceleration.

     In the event of a Change In Control of the Company, all incentive compensation shall become immediately due and payable under the Plan as if all outstanding performance goals of Participants had been fully attained for the Performance Periods in effect on the date of such Change in Control.

Section 8.2.  No Amendment.

     Notwithstanding any other provision of the Plan, the provisions of Section
8.1 may not, without a Participant's prior written consent, be amended, modified, suspended or terminated in a manner that adversely affects such Participant's right with respect to incentive compensation based on performance goals theretofore established under the Plan. In the event of a Change In Control, no changes in the Plan and no adjustments, determinations or other exercises of discretion that are made, pursuant to the Plan or otherwise, by the Committee subsequent to such Change In Control shall be effective if and to the extent that they would have the effect of diminishing the rights or benefits of any Participant under the Plan.

                                   ARTICLE IX
                             AMENDMENT; TERMINATION

     Subject to the provisions of Section 8.2, the Committee may amend, modify, suspend or terminate the Plan at any time and for any reason, except that no amendment may be made without stockholder approval if such approval is required in order for payments to any Participant under the Plan to be fully deductible for U.S. federal income tax purposes under Section 162(m), including if such amendment would increase the maximum amount payable under the Plan to any Participant for any fiscal year or change the class of persons eligible to participate in the Plan or the business criteria on which a performance goal may be based as set forth in Section 5.2.

                                   ARTICLE X
                                INDEMNIFICATION

     Any claim under the Plan shall be solely the obligation of the Company. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by or on behalf of such member in his or her capacity as a member of the Committee or by reason of any mistake of judgment made by him or her in good faith in such capacity. The Company shall indemnify each employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated and shall hold such person harmless against any loss, liability, claim, cost or expense (including reasonable attorneys' fees and any sum paid in settlement of a claim with the approval of the Board of Directors) incurred by or asserted against such person as a result of or arising out of any act or omission to act in connection with the Plan, unless arising out of such person's fraud or bad faith. The right of indemnification provided for in this Article X shall be in addition to any rights of indemnification to which such person may be entitled under the certificate of incorporation or bylaws of the Company, as a matter of law or otherwise, or any power that the Company may have to indemnify such person or hold him or her harmless.

                                   ARTICLE XI
                                DURATION OF PLAN

     The Plan shall be effective on the date of its adoption by the Committee, subject to ratification by the Board of Directors and approval by the stockholders of the Company, and it shall remain in effect until terminated by the Committee.

                                  ARTICLE XII
                                   SUCCESSORS

     All obligations of the Company with respect to incentive compensation to be paid under the Plan shall be binding on any successor to the Company and shall survive any purchase, merger, consolidation or other disposition of all or substantially all of the business and/or assets of the Company.

                                  ARTICLE XIII
                                 MISCELLANEOUS

Section 13.1.  Applicable Law.

     To the extent not preempted by federal law, the Plan shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to its principles regarding choice or conflicts of law.

Section 13.2.  Severability.

     In the event that any provision of the Plan shall be held for any reason to be illegal or invalid under applicable law, such provision shall be ineffective to the extent of such illegality or invalidity without affecting the remainder of such provision or any other provision of the Plan.

Section 13.3.  Non-transferability of Benefits.

     Unless otherwise designated by the Committee, no right of a Participant to be paid incentive compensation under the Plan may be assigned, transferred, sold, pledged, hypothecated, anticipated, alienated or otherwise disposed of, other than by will or by the laws of descent and distribution. Any such attempted action shall be void, and no such payment shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or former Participant. This Section 13.3. shall not apply to payments due after the death of a Participant to the Participant's legal representative or beneficiary.

Section 13.4.  No Funding of Plan.

     The Plan shall constitute an "unfunded" plan of the Company, and the Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be payable to Participants under the Plan. The Company shall not, by virtue of the Plan, be deemed to be a trustee of any property. Any obligations of the Company to any Participant under the Plan shall be those of a debtor, and any rights of any Participant or former Participant shall be limited to those of a general unsecured creditor.

Section 13.5.  Headings.

     The headings of the Articles and Sections of the Plan are for convenience of reference only and shall not be considered in interpreting or construing the Plan.

                                 CMP MEDIA INC.

                 PROXY FOR 1998 ANNUAL MEETING OF STOCKHOLDERS
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael S. Leeds and Robert D. Marafioti, and each of them, as proxies for the undersigned, with full powers of substitution, to vote all shares of Common Stock of CMP Media Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 28, 1998 at 10:00 a.m. at the Garden City Hotel, 45 Seventh Street, Garden City, New York, and at any adjournment thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 23, 1998, a copy of which has been received by the undersigned.

            (Continued, and to be signed and dated, on reverse side)


                                                                   /SEE REVERSE/
                                                                   /    SIDE   /

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE

                            FOR                     WITHHOLD
                     all nominees listed            AUTHORITY
                    (except as indicated         to vote for all
                    to the contrary below)       nominees listed
1. Election of
   eight directors:         /  /                       /  /


   Instruction: To withhold authority to vote for any individual nominee, print that nominee's name below.


   ------------------------------------------------------------


NOMINEES: Richard W. Anderson,
          Kenneth D. Cron, Daniel H. Leeds,
          Gerard G. Leeds, Lilo J. Leeds,
          Michael S. Leeds, Richard A. Leeds,
          Sharon Lee Patrick


                                              FOR    AGAINST   ABSTAIN
2. Approval of the CMP Media Inc. 1998        / /      / /       / /
   Annual Incentive Compensation Plan:


3. The proxies are each authorized to vote in their judgment upon such other business as may properly come before the Annual Meeting and any adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED ABOVE OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 AND 2.


Signature                Signature (if held jointly)              Date      1998
         ----------------                           --------------    ------

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON, THEN DATE AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. If stock is held jointly, each owner should sign. If signing as attorney, administrator, executor, trustee or guardian, please give full title as such. If executed by a corporation or partnership, proxy should be signed by a duly authorized person, stating title or authority.